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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 12, 2003

Equity Oil Company
(Exact Name of Registrant as Specified in Its Charter)

Colorado	0-610	87-0129795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

10 West Broadway, Suite 806, Salt Lake City, Utah 84101
(Address of Principal Executive Offices, Zip Code)

(801) 521-3515
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

        Equity Oil Company (Nasdaq: EQTY) (the "Company") announced today that it has retained Petrie Parkman & Co. to assist the Company in evaluating strategic alternatives, including a potential merger or sale of the Company. There can be no assurance that a transaction will be entered into or completed as a result of this process. The press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits

(c)
99.1
Press Release announcing the retention of Petrie Parkman & Co. dated September 12, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OIL COMPANY
By:	/s/ PAUL M. DOUGAN Paul M. Dougan President and Chief Executive Officer

Dated: September 12, 2003

Index to Exhibits

99.1
Press Release announcing the retention of Petrie Parkman & Co. dated September 12, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Exhibits
SIGNATURES
Index to Exhibits